Exhibit 3.2

EQUIFAX INC.

AMENDED AND RESTATED

BYLAWS

[Effective May 14, 2009]

EQUIFAX INC.

AMENDED AND RESTATED

BYLAWS

ARTICLE ONE

MEETINGS OF THE SHAREHOLDERS

Section 1.1             Annual Meeting.  The annual meeting of the Shareholders of the Company (the “Annual Meeting”) shall be held during the first five months after the end of each fiscal year of the Company at such time and place, within or without the State of Georgia, as shall be fixed by the Board of Directors, for the purpose of electing Directors and for the transaction of such other business as may be properly brought before the meeting.

Section 1.2             Special Meetings.  Special meetings of the Shareholders may be held at the principal office of the Company in the State of Georgia or at such other place, within or without the State of Georgia, as may be named in the call therefor.  Such special meetings may be called by the Chairman of the Board of Directors, the Presiding Director, the Chief Executive Officer or the Board of Directors by vote at a meeting, a majority of the Directors in writing without a meeting, or by unanimous call of the Shareholders.

Section 1.3             Notice of Meetings.  Unless waived in accordance with the Georgia Business Corporation Code as amended from time to time (the “Code”), a notice of each meeting of Shareholders stating the date, time and place of the meeting shall be given not less than 10 days nor more than 60 days before the date thereof to each Shareholder entitled to vote at that meeting.  In the case of an Annual Meeting, the notice need not state the purpose or purposes of the meeting unless the Articles of Incorporation or the Code requires the purpose or purposes to be stated in the notice of the meeting.  Any irregularity in such notice shall not affect the validity of the Annual Meeting or any action taken at such meeting.  In the case of a special meeting of the Shareholders, the notice of meeting shall state the purpose or purposes for which the meeting is called, and only business within the purpose or purposes described in such notice may be conducted at the meeting.

Section 1.4             Voting Groups.  “Voting group” as used in these Bylaws means all shares of one or more classes or series that are entitled to vote and be counted together collectively on a matter at a meeting of Shareholders.  All shares entitled to vote generally on the matter are for that purpose a single voting group.

Section 1.5             Quorum.  With respect to shares entitled to vote as a separate voting group on a matter at a meeting of Shareholders, the presence, in person or by proxy, of a majority of the votes entitled to be cast on the matter by the voting group shall constitute a quorum of that voting group for action on that matter unless the Articles of Incorporation or the Code provides otherwise.  Once a share is represented for any purpose at a meeting, other than solely to object to holding the meeting or to transacting business at the meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of the meeting unless a new record date is or must be set for the adjourned meeting pursuant to Section 1.11 of these Bylaws.

Section 1.6             Vote Required for Action.  If a quorum exists, action on a matter (other than the election of Directors) is approved if the votes cast favoring the action exceed the votes cast opposing the action, unless the Articles of Incorporation, provisions of these Bylaws validly adopted by the Shareholders, or the Code requires a greater number of affirmative votes.  If the Articles of Incorporation or the Code provide for voting by two or more voting groups on a matter, action on that matter is taken only when voted upon by each of those voting groups counted separately.

Section 1.7             Adjournments.  Whether or not a quorum is present to organize a meeting, any meeting of Shareholders (including an adjourned meeting) may be adjourned by the holders of a majority of the voting shares represented at the meeting to reconvene at a specific time and place, but no later than 120 days after the date fixed for the original meeting unless the requirements of the Code concerning the selection of a new record date have been met.

Section 1.8             Presiding Officer.  The Chairman of the Board shall call the meeting of the Shareholders to order and shall act as chairman of such meeting.  In the absence of the Chairman of the Board, the meeting shall be called to order by any one of the following officers or Directors then present, in the following order: the Presiding Director, the Chief Executive Officer , or Corporate Vice President by seniority in title, who shall act as chairman of the meeting.  The Secretary of the Company shall act as secretary of the meeting of the Shareholders.  In the absence of the Secretary, at any meeting of the Shareholders, the presiding officer may appoint any person to act as secretary of the meeting.

Section 1.9             Voting of Shares.  Unless the Articles of Incorporation or the Code provides otherwise, each outstanding share having voting rights shall be entitled to one vote on each matter submitted to a vote at a meeting of Shareholders.

Section 1.10           Proxies.  A Shareholder entitled to vote pursuant to Section 1.9 may vote in person or by proxy pursuant to an appointment of proxy executed by the Shareholder either in writing or pursuant to an electronic or telephonic transmission, provided that the transmission contains or is accompanied by information from which it can be determined that the Shareholder authorized the transmission.  An appointment of proxy shall be valid for only one meeting to be specified therein, and any adjournments of such meeting, but shall not be valid for more than eleven months unless expressly provided therein.  Appointments of proxy shall be dated and filed with the records of the meeting to which they relate.  If the validity of any appointment of proxy is questioned, it must be submitted for examination to the Secretary of the Company or to a proxy officer or committee appointed by the Board of Directors.  The Secretary or, if appointed by the Board of Directors, the proxy officer, inspector of election or committee shall determine the validity or invalidity of any appointment of proxy submitted, and reference by the Secretary in the minutes of the meeting to the regularity of an appointment of proxy shall be received as prima facie evidence of the facts stated for the purpose of establishing the presence of a quorum at the meeting and for all other purposes.

Section 1.11           Record Date.  For the purpose of determining Shareholders entitled to notice of a meeting of the Shareholders, to demand a special meeting, to vote, or to take any other action, the Board of Directors may fix a future date as the record date, which date shall be not more than 70 days prior to the date on which the particular action, requiring a determination of the Shareholders, is to be taken.  A determination of the Shareholders entitled to notice of or to vote at a meeting of the Shareholders is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date, which it must do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.  If no record date is fixed by the Board of Directors, the 70th day preceding the date on which the particular action, requiring a determination of the Shareholders, is to be taken shall be the record date for that purpose.

Section 1.12           Shareholder Proposals and Nominations.

(a)                                  No proposal for a Shareholder vote shall be submitted by a Shareholder (a “Shareholder Proposal”) to the Company’s Shareholders unless the Shareholder submitting such proposal (the “Proponent”) shall have filed a written notice setting forth with particularity (i) the names and business addresses of the Proponent and all natural persons, corporations, partnerships, trusts or any other type of legal entity or recognized ownership vehicle (collectively, a “Person”) acting in concert with the Proponent; (ii) the name and address of the Proponent and the Persons identified in clause (i), as they appear on the Company’s books (if they so appear); (iii) the class and number of shares of the Company beneficially owned by the Proponent and by each Person identified in clause (i); (iv) a description of the Shareholder Proposal containing all material information relating thereto; (v) for proposals sought to be included in the Company’s proxy statement, any other information required by Securities and Exchange Commission Rule 14a-8; and (vi) such other information as the Board of Directors reasonably determines is necessary or appropriate to enable the Board of Directors and Shareholders of the Company to consider the Shareholder Proposal.  The presiding officer at any meeting of the Shareholders may determine that any Shareholder Proposal was not made in accordance with the procedures prescribed in these Bylaws or is otherwise not in accordance with law, and if it is so determined, such officer shall so declare at the meeting and the Shareholder Proposal shall be disregarded.

(b)                                 Only persons who are selected and recommended by the Board of Directors or the committee of the Board of Directors designated to make nominations, or who are nominated by Shareholders in accordance with the procedures set forth in this Section 1.12, shall be eligible for election, or qualified to serve, as Directors.  Nominations of individuals for election to the Board of Directors of the Company at any Annual Meeting or any special meeting of Shareholders at which Directors are to be elected may be made by any Shareholder of the Company entitled to vote for the election of Directors at that meeting by compliance with the procedures set forth in this Section 1.12.  Nominations by Shareholders shall be made by written notice (a “Nomination Notice”), which shall set forth (i) as to each individual nominated, (A) the name, date of birth, business address and residence address of such individual; (B) the business experience during the past five years of such nominee, including his or her principal occupations and employment during such period, the name and principal business of any corporation or other organization in which such occupations and employment were carried on, and such other information as to the nature of his or her responsibilities and level of professional competence as may be sufficient to permit assessment of such prior business experience; (C) whether the nominee is or has ever been at any time a director, officer or owner of five percent or more of any class of capital stock, partnership interests or other equity interest of any corporation, partnership or other entity; (D) any directorships held by such nominee in any company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, or subject to the requirements of Section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940, as amended; (E) whether such nominee has ever been convicted in a criminal proceeding or has ever been subject to a judgment, order, finding or decree of any federal, state or other governmental entity, concerning any violation of federal, state or other law, or any proceeding in bankruptcy, which conviction, order, finding, decree or proceeding may be material to an evaluation of the ability or integrity of the nominee; and (F) all other information relating to such individual that is required to be disclosed in solicitations of proxies for election of Directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934 as amended; and (ii) as to the Person submitting the Nomination Notice and any Person acting in concert with such Person, (X) the name and business address of such Person, (Y) the name and address of such Person as they appear on the Company’s books (if they so appear), and (Z) the class and number of shares of the Company that are beneficially owned by such Person.  A written consent to being named in a proxy statement as a nominee, and to serve as a Director if elected, signed by the nominee, shall be filed with any Nomination Notice, together with evidence satisfactory to the Company that such nominee has no interests that would limit his or her ability to fulfill his or her duties of office.  If the presiding officer at any meeting of the Shareholders determines that a nomination was not made in accordance with the procedures prescribed by these Bylaws, such officer shall so declare to the meeting and the defective nomination shall be disregarded.

(c)                                  If a Shareholder Proposal or Nomination Notice is to be submitted at an Annual Meeting of the Shareholders, it shall be delivered to and received by the Secretary of the Company at the principal executive office of the Company at least 120 days before the first anniversary of the date that the Company’s proxy statement was released to Shareholders in connection with the previous year’s Annual Meeting of Shareholders.  However, if no Annual Meeting of the Shareholders was held in the previous year or if the date of the Annual Meeting of the Shareholders has been changed by more than 30 days from the date contemplated at the time of the previous year’s proxy statement, the notice shall be delivered to and received by the Secretary at the principal executive offices of the Company not later than the last to occur of (i) the date that is 150 days prior to the date of the contemplated Annual Meeting or (ii) the date that is 10 days after the date of the first public announcement or other notification to the Shareholders of the date of the contemplated Annual Meeting.  Subject to Section 1.3 as to matters that may be acted upon at a special meeting of the Shareholders, if a Shareholder Proposal or Nomination Notice is to be submitted at a special meeting of the Shareholders, it shall be delivered to the Secretary of the Company at the principal executive office of the Company no later than the close of business on the earlier of (i) the 30th day following the public announcement that a matter will be submitted to a vote of the Shareholders at a special meeting, or (ii) the 10th day following the day on which notice of the special meeting was given.  In addition, if a Shareholder intends to solicit proxies from the Shareholders of the Company for any meeting of the Shareholders, such Shareholder shall notify the Company of this intent in accordance with Securities and Exchange Commission Rule 14a-4.

ARTICLE TWO

BOARD OF DIRECTORS

Section 2.1             General.  Subject to the Articles of Incorporation, all corporate powers shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed under the direction of, the Board of Directors.  In addition to the powers and authority expressly conferred upon it by these Bylaws and the Articles of Incorporation, the Board of Directors may exercise all such lawful acts and things as are not by law, by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the Shareholders.

Section 2.2               Number of Directors and Term of Office. The number of Directors constituting the Board shall be consistent with the provisions of the Amended and Restated Articles of Incorporation and shall be fixed from time to time by resolution of the Board. A Director may resign from the Board at any time by delivering notice in writing or by electronic transmission to the Board of Directors, the Chairman of the Board or the Secretary. Such resignation shall be effective on such later date as is specified therein (or, if no such date is specified, upon delivery); provided, that, if so specified in such resignation or so provided by the Company’s Guidelines on Significant Corporate Governance Issues or other Board-adopted policy in effect from time to time, the effectiveness of a Director’s resignation may be conditioned upon its acceptance by the Board or upon the happening of another event, and the effective date thereof may be determined by the happening of such event. A resignation that is conditioned upon the happening of another event may provide that it is irrevocable. Directors shall have terms of office as provided in the Amended and Restated Articles of Incorporation.

Section 2.3               Election of Directors. Except as provided in Section 2.4 of these Bylaws or by applicable law, each Director shall be elected by the affirmative vote of the holders of a majority of the votes cast by the holders of all then outstanding shares of Voting Stock voting together as a single class with respect to the Director at any meeting for the election of Directors at which a quorum is present, provided that, if as of a date that is ten (10) days in advance of the date the Company files its definitive proxy statement (regardless of whether or not thereafter revised or supplemented) with the Securities and Exchange Commission the number of nominees exceeds the number of Directors to be elected in such election (a “contested election”), the Directors shall be elected by the vote of a plurality of the votes cast by the shares represented in person or by proxy at any such meeting and entitled to vote on the election of Directors. For purposes of this Section, a majority of the votes cast means that the number of shares voted “for” a Director must exceed the number of votes cast “against” that Director. If Directors are to be elected by a plurality of the votes cast in a contested election, shareholders shall not be permitted to vote against a nominee. The Governance Committee of the Board of Directors shall establish and submit to the Board of Directors for approval policies pursuant to which any incumbent Director who is not re-elected by a majority of the votes cast in an election in which such majority is required shall offer his or her resignation to the Board. The Governance Committee will make a recommendation to the Board on whether or not to accept or reject the resignation, or whether other action should be taken. The Board will act on the Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of certification of the election results. If, for any cause, and except as provided in Section 2.4 of these Bylaws or by applicable law, Directors shall not have been elected at an annual meeting, they may be elected as soon thereafter as convenient at a special meeting of the shareholders called for that purpose in the manner provided in these Bylaws.

Section 2.4               Vacancies. Any vacancy on the Board of Directors that results from an increase in the number of Directors or from prior death, resignation, retirement, disqualification or removal from office of a Director shall be filled by a majority of the Board of Directors then in office, though less than a quorum, or by the sole remaining Director. Any Director elected to fill a vacancy resulting from an increase in the number of Directors or from the death, resignation, retirement, disqualification or removal from office of a Director shall hold office until the next annual meeting of the shareholders and until the Director’s successor has been duly elected and qualified. No decrease in the number of authorized Directors shall shorten the term of any incumbent Director.

Section 2.5             Term Limits.  A Director reaching 70 years of age (or 65 years of age for Directors who are also employees of the Company) shall submit his or her resignation from the Board. A Director who changes his or her employer or otherwise has a significant change in job responsibilities or other business or professional relationships after his or her most recent election to the Board shall also submit his or her resignation from the Board. Notwithstanding the preceding, a Director may, at the request of the Governance Committee and if ratified by the Board, continue to serve as a Director after the normal retirement age or after a change of employer or job responsibilities or other relationships, if he or she continues in a position or in business or professional activities, or possesses special qualifications, that the Governance Committee and Board determine would be of substantial benefit to the Company. Any such continuation shall be for such period or periods as the Governance Committee, subject to the approval of the Board, shall elect.

Section 2.6             Stock Ownership Requirement.  Every Director shall be a Shareholder of the Company.  Directors shall serve for the terms for which they are elected and until their successors shall have been duly chosen, unless any such term is sooner ended as herein permitted; provided, however, that if a Director ceases to be a Shareholder, the disposition of the stock shall constitute a resignation of the Director’s office as a Director.

Section 2.7             Regular Meetings.  Regular meetings of the Board of Directors shall be held at such times as the Board of Directors may determine from time to time.

Section 2.8             Special Meetings.  Special meetings of the Board of Directors shall be held whenever called by the direction of the Chairman of the Board, the Presiding Director, or the Chief Executive Officer.  Special meetings of the Board may also be called by one-third of the Directors then in office.  Unless otherwise indicated in the notice thereof, any and all business of the Company may be transacted at any special meeting of the Board of Directors.

Section 2.9             Notice of Meetings.  Unless waived in accordance with the Code, notice of each regular or special meeting of the Board of Directors, stating the date, time and place of the meeting, shall be given not less than two days before the date thereof to each Director.

Section 2.10           Quorum; Adjournments.  Unless the Code, the Articles of Incorporation or these Bylaws provide for a different number, a majority of the Board of Directors shall constitute a quorum for the transaction of business.  Whether or not a quorum is present to organize a meeting, any meeting of Directors (including a reconvened meeting) may be adjourned by a majority of the Directors present, to reconvene at a specific time and place.  At any adjourned meeting, any business may be transacted that could have been transacted at the meeting prior to adjournment.  If notice of the original meeting was properly given, it shall not be necessary to give any notice of the adjourned meeting or of the business to be transacted if the date, time and place of the adjourned meeting are announced at the meeting prior to adjournment.

Section 2.11           Vote Required for Action.  If a quorum is present when a vote is taken, the affirmative vote of a majority of Directors present is the act of the Board of Directors unless the Code, the Articles of Incorporation, or these Bylaws provide for the vote of a different number of Directors or of specific Directors.

Section 2.12           Action by Directors Without a Meeting.  Any action required or permitted to be taken at any meeting of the Board of Directors or any meeting of the non-management Directors or any action that may be taken at a meeting of a committee of the Board of Directors may be taken without a meeting if the action is taken by all the members of the Board of Directors, all the non-management Directors, or all the members of the committee, as the case may be.  The action must be evidenced by one or more written consents describing the action taken, signed by each Director, each non-management Director or each Director serving on the committee, as the case may be, and delivered to the Company for inclusion in the minutes or filing with the corporate records or evidenced in any other manner effective under the Code.

Section 2.13           Compensation of Directors.  Directors who are salaried officers or employees of the Company shall receive no additional compensation for service as a Director or as a member of a committee of the Board of Directors.  Each Director who is not a salaried officer or employee of the Company shall be compensated as determined by the Board of Directors.

Section 2.14           Presiding Director.  If the Chairman of the Board is the Chief Executive Officer of the Company, then one of the non-management Directors will be named as Presiding Director.  The Presiding Director will act as a key liaison with the Chief Executive Officer, will chair the executive sessions of the Board, and will communicate Board member feedback to the Chief Executive Officer, though all directors may continue to interact directly with the Chief Executive Officer as needed and appropriate.  The Presiding Director will be elected annually by majority vote of the non-management Directors after consultation with the Governance Committee.  The Presiding Director shall have no greater obligations (fiduciary or otherwise) or liabilities than those of other directors by reason of serving as Presiding Director. The Presiding Director shall not be a current employee of the Company nor been employed by the Company at any time within the past five years.  The Presiding Director may be removed as Presiding Director at any time with or without cause by vote of a majority of the non-management Directors.

ARTICLE THREE

COMMITTEES OF THE BOARD OF DIRECTORS

Section 3.1             Standing Committees and Membership. The standing committees of the Board of Directors shall be the Executive Committee, Audit Committee, Compensation, Human Resources & Management Succession Committee, Finance Committee and Governance Committee, each of which shall have and may exercise the powers and authority of the Board of Directors to the extent provided in the charters of each committee adopted by the Board in one or more resolutions except as prohibited by the Code.  Subject to these Bylaws, the number of members of each committee shall be fixed by the Board of Directors from time to time by resolution.  The members of each such committee shall be elected by the Board of Directors from among the members of the Board of Directors.  A director may concurrently serve on more than one of such committees.  Only a director who is an “independent director,” determined in accordance with the Listed Company Manual of the New York Stock Exchange, shall be eligible to serve as a member of the Audit Committee, the Compensation, Human Resources & Management Succession Committee or the Governance Committee.

Section 3.2             Selection; Term; Removal.  The members of each of the standing committees of the Board of Directors and the chairperson thereof shall be elected at the regular annual meeting of the Board of Directors, or at such other time as may be fixed from time to time by the Board of Directors, and shall hold office until the next such annual meeting of the Board of Directors and until their respective successors are duly elected and qualified; provided, however, that vacancies during the year on any standing committee shall be filled by the Board of Directors.

Section 3.3             Meetings; Quorum; Minutes.  Each standing committee of the Board of Directors shall from time to time meet at such time and place as shall be directed by the chairperson of each committee and, in his or her absence, by the Chairman of the Board of Directors, or in his or her absence, by the Chief Executive Officer.  A majority of all the members of each such committee shall constitute a quorum for that committee meeting.  Each committee shall keep minutes of its proceedings and actions and shall submit a report thereto at the next regular meeting of the Board of Directors.

Section 3.4             Authority of Committees.  No committee shall have authority to perform any act which may not be delegated to a committee under the Code.  If the Board of Directors has given general authorization for the issuance of stock providing for or establishing a method or procedure for determining the maximum number of shares to be issued, a committee of the Board, in accordance with that general authorization or any stock option or other plan or program adopted by the Board, may fix the terms of stock subject to classification or reclassification and the terms on which any stock may be issued, including all terms and conditions required to be established by the Board of Directors under Sections 14-2-602 and 14-2-825 of the Code.  The Board of Directors shall have the power at any time to change the members of any committee so designated, to fill vacancies or to dissolve any such committee.

Section 3.5             Executive Committee.  The Executive Committee shall consist of not less than three directors nor more than five directors, a majority of which shall be non-management directors, and shall perform such duties and exercise such powers as may be directed or delegated by the Board of Directors.  The Chairman of the Board or Presiding Director shall be the Chairman of the Executive Committee, as determined by the non-management members of the Board.  Between meetings of the Board of Directors, the Executive Committee may exercise any and all powers of the Board of Directors in the management of the business and affairs of the Company with the same effect as if exercised by the Board of Directors.  All actions by the Executive Committee shall be reported to the Board of Directors at its meeting next succeeding such action, and shall be subject to revision or alteration by the Board of Directors, provided that no rights or interests of third parties shall be affected by any such revision or alteration.

Section 3.6             Other Committees.  The powers and duties of committees other than the Executive Committee shall be determined from time to time by the Board of Directors.

ARTICLE FOUR

OFFICERS

Section 4.1             Officers.  The elected officers of the Company shall include the Chairman of the Board, Chief Executive Officer, such Corporate Vice Presidents and other Vice Presidents as the Board of Directors shall from time to time elect, Secretary, Treasurer, and such other officers or assistant officers as the Board of Directors or the Chairman of the Board shall from time to time appoint or elect with such powers and duties as the Chairman or the Board may deem necessary or appropriate.  In addition, the Chief Executive Officer may appoint as officers of the Company employees with executive authority within an operating or support division of the Company and may designate for such officers titles that appropriately reflect their positions and responsibilities.

Section 4.2             Election and Qualification.  At the first Board of Directors meeting after each Annual Meeting of Shareholders, the Board of Directors shall elect the officers of the Company.  From time to time, the Board may elect other officers.  Any two or more of the offices may be filled by the same person.  No person shall serve as Chairman of the Board and Chief Executive Officer (or either), beyond his or her 65th birthday.

Section 4.3             Chairman of the Board.  The Chairman of the Board shall preside at all meetings of the Shareholders, the Board of Directors and the Executive Committee, subject to the role of the Presiding Director as provided in Section 2.14.  Except where by law the signature of the Chief Executive Officer is required, the Chairman of the Board shall have the same power as the Chief Executive Officer to sign all authorized certificates, contracts, bonds, deeds, mortgages, and other instruments.  The Chairman of the Board shall have such other powers and duties as from time to time may be assigned by the Board of Directors.

Section 4.4             Chief Executive Officer.  The Chief Executive Officer shall direct the business and policies of the Company and shall have such other powers and duties as from time to time may be assigned by the Board of Directors.  In the event of a vacancy in the office of Chairman or during the absence or disability of the Chairman, the Chief Executive Officer shall have all of the rights, powers and authority given hereunder to the Chairman of the Board.  The Chief Executive Officer, in the absence of the Chairman of the Board, shall preside at meetings of the Shareholders, at meetings of the Directors and at meetings of the Executive Committee, subject to the role of the Presiding Director as provided in Sections 1.8 and 2.14 hereof. In general, the Chief Executive Officer shall have the usual powers and duties incident to the office of a Chief Executive Officer of a corporation and such other powers and duties as from time to time may be assigned by the Board of Directors or a committee thereof.

Section 4.5             Corporate Vice Presidents.  Each Corporate Vice President shall perform such duties and have such authority as shall be assigned to him or her by the Chief Executive Officer, subject to the approval of the Board of Directors.

Section 4.6             Secretary.  The Secretary shall issue or cause to be issued notices for all meetings of the Shareholders or Board of Directors and its committees and shall keep minutes of such meetings and have charge of the seal and corporate books and records.  The Secretary shall perform such other duties as pertain to his or her office as the Chairman of the Board may direct.  In the absence of the Secretary from any meetings of the Shareholders or Board of Directors, the record of the proceedings shall be kept and authenticated by such person as may be appointed for that purpose by the chairman of the meeting.  The Secretary shall perform such other duties and have such authority as may be assigned to him or her by the Board of Directors, the Chairman of the Board or the Chief Executive Officer.

Section 4.7             Treasurer.  The Treasurer shall have charge and custody of the funds, securities and other valuable effects of the Company (including its subsidiaries and affiliates) and shall keep full and accurate accounts of all receipts and disbursements.  The Treasurer shall deposit all moneys to the credit of the Company in such banks or depositories as he or she shall designate subject to control of the Board of Directors or the Finance Committee.  The Treasurer shall cause disbursement of the funds of the Company as may be required in the conduct of business.  Whenever required to do so, the Treasurer shall render an account of his or her transactions as Treasurer of the Company.  The Treasurer shall perform such other duties and have such authority as may be assigned to him or her by the Board of Directors, the Chairman of the Board or the Chief Executive Officer.

Section 4.8             Other Duties and Authority.  Each officer, employee and agent of the Company shall have such other duties and authority as may be conferred upon him or her by the Board of Directors or delegated to him or her by the Chief Executive Officer.

Section 4.9             Staff and Divisional Titles.  The Chief Executive Officer may appoint at his or her discretion such divisional presidents, senior vice presidents, vice presidents or other similar designation as he or she deems appropriate.  Such persons shall not be elected officers of the Company and shall retain such title at the sole discretion of the Chief Executive Officer who may from time to time change such designations.

Section 4.10           Resignation and Removal of Officers.  Any officer of the Company may resign at any time by giving written notice to the Chairman of the Board, Chief Executive Officer or the Secretary.  Such resignation shall take effect at the time specified therein, and unless otherwise specified therein the acceptance of such resignation shall not be necessary to make it effective. Any officer, however elected or appointed, may be removed with or without cause at any time by the Board of Directors or the Executive Committee, or other committee appointed by the Board for this purpose, and any officer appointed by another officer may also be removed, with or without cause, by the appointing officer or any officer senior to the appointing officer.

Section 4.11           Compensation.  The compensation of officers shall be fixed from time to time by the Board of Directors, the Compensation, Human Resources & Management Succession Committee or other committee appointed by the Board.  The Board of Directors or the Compensation, Human Resources & Management Succession Committee of the Board may authorize and empower the Chief Executive Officer to fix the compensation of all officers of the Company who are not designated by the Board as Section 16 reporting officers under the Securities Exchange Act of 1934.  No officer shall be prevented from receiving compensation from the Company by reason of the fact that he or she is also a Director of the Company.

Section 4.12           Voting of Stock.  Unless otherwise ordered by the Board of Directors or Executive Committee, the Chairman of the Board, the Chief Executive Officer or  any Corporate Vice President of the Company shall have full power and authority on behalf of the Company to attend and to act and to vote at any meetings of shareholders of any corporation in which the Company may hold stock, and at such meetings may possess and shall exercise any and all rights and powers incident to the ownership of such stock exercisable at such meetings.  The Board of Directors or Executive Committee, by resolution from time to time, may confer like powers upon any other person or persons.

ARTICLE FIVE

INDEMNIFICATION

Section 5.1             Definitions.  As used in this Article, the term:

(a)           “Company” includes any domestic or foreign predecessor entity of the Company in a merger or other transaction in which the predecessor’s existence ceased upon consummation of the transaction.

(b)           “Director” or “Officer” means an individual who is or was a member of the Board of Directors or an officer elected by the Board of Directors, respectively, or who, while a member of the Board of Directors or an officer of the Company, is or was serving at the Company’s request as a director, officer, partner, trustee, employee, or agent of another domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan, or other entity.  An individual is considered to be serving an employee benefit plan at the Company’s request if his or her duties to the Company also impose duties on, or otherwise involve services by, the individual to the plan or to participants in or beneficiaries of the plan.  “Director” or “Officer” includes, unless the context otherwise requires, the estate or personal representative of a Director or Officer.

(c)           “Disinterested Director” or “Disinterested Officer” means a Director or Officer, respectively, who at the time of an evaluation referred to in subsection 5.5(b) is not:

(1)           A Party to the Proceeding; or

(2)           An individual having a familial, financial, professional, or employment relationship with the person whose advance for Expenses is the subject of the decision being made with respect to the Proceeding, which relationship would, in the circumstances, reasonably be expected to exert an influence on the Director’s or Officer’s judgment when voting on the decision being made.

(d)           “Expenses” includes counsel fees.

(e)           “Liability” means the obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan), and reasonable Expenses incurred with respect to a Proceeding.

(f)            “Party” includes an individual who was, is, or is threatened to be made a named defendant or respondent in a Proceeding.

(g)           “Proceeding” means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative or investigative and whether formal or informal.

(h)           “Reviewing Party” shall mean the person or persons making the determination as to reasonableness of Expenses pursuant to Section 5.5 of this Article, and shall not include a court making any determination under this Article or otherwise.

Section 5.2             Basic Indemnification Arrangement.

(a)           The Company shall indemnify an individual who is a Party to a Proceeding because he or she is or was a Director or Officer against Liability incurred in the Proceeding; provided, however, that the Company shall not indemnify a Director or Officer under this Article for any Liability incurred in a Proceeding in which the Director or Officer is adjudged liable to the Company or is subjected to injunctive relief in favor of the Company:

(1)           For any appropriation, in violation of his or her duties, of any business opportunity of the Company;

(2)           For acts or omissions which involve intentional misconduct or a knowing violation of law;

(3)           For the types of liability set forth in Section 14-2-832 of the Code; or

(4)           For any transaction from which he or she received an improper personal benefit.

(b)           If any person is entitled under any provision of this Article to indemnification by the Company for some portion of Liability incurred, but not the total amount thereof, the Company shall indemnify such person for the portion of such Liability to which such person is entitled.

Section 5.3             Advances for Expenses.

(a)           The Company shall, before final disposition of a Proceeding, advance funds to pay for or reimburse the reasonable Expenses incurred by a Director or Officer who is a Party to a Proceeding because he or she is a Director or Officer if he or she delivers to the Company:

(1)           A written affirmation of his or her good faith belief that his or her conduct does not constitute behavior of the kind described in subsection 5.2(a) above; and

(2)           His or her written undertaking (meeting the qualifications set forth below in subsection 5.3(b)) to repay any funds advanced if it is ultimately determined that he or she is not entitled to indemnification under this Article or the Code.

(b)           The undertaking required by subsection 5.3(a)(2) above must be an unlimited general obligation of the proposed indemnitee but need not be secured and shall be accepted without reference to the financial ability of the proposed indemnitee to make repayment.  If a Director or Officer seeks to enforce his or her rights to indemnification in a court pursuant to Section 5.4 below, such undertaking to repay shall not be applicable or enforceable unless and until there is a final court determination that he or she is not entitled to indemnification, as to which all rights of appeal have been exhausted or have expired.

Section 5.4             Court-Ordered Indemnification and Advances for Expenses.  A Director or Officer who is a Party to a Proceeding shall have the rights to court-ordered indemnification and advances for expenses as provided in the Code.

Section 5.5             Determination of Reasonableness of Expenses.

(a)           The Company acknowledges that indemnification of, and advance expenses to, a Director or Officer under Section 5.2 has been pre-authorized by the Company as permitted by Section 14-2-859(a) of the Code, and that pursuant to the authority exercised under Section 14-2-856 of the Code, no determination need be made for a specific Proceeding that such indemnification of or advances of expenses to the Director or Officer is permissible in the circumstances because he or she has met a particular standard of conduct.  Nevertheless, except as set forth in subsection 5.5(b) below, evaluation as to reasonableness of Expenses of a Director or Officer for a specific Proceeding shall be made as follows:

(1)           If there are two or more Disinterested Directors, by the Board of Directors of the Company by a majority vote of all Disinterested Directors (a majority of whom shall for such purpose constitute a quorum) or by a majority of the members of a committee of two or more Disinterested Directors appointed by such a vote; or

(2)           If there are fewer than two Disinterested Directors, by the Board of Directors (in which determination Directors who do not qualify as Disinterested Directors may participate); or

(3)           By the Shareholders, but shares owned by or voted under the control of a Director or Officer who at the time does not qualify as a Disinterested Director or Disinterested Officer may not be voted on the determination.

(b)           Notwithstanding the requirement under subsection 5.5(a) that the Reviewing Party evaluate the reasonableness of Expenses claimed by the proposed indemnitee, any Expenses claimed by the proposed indemnitee shall be deemed reasonable if the Reviewing Party fails to make the evaluation required by subsection 5.5(a) within sixty (60) days following the later of:

(1)           The Company’s receipt of the affirmative undertaking required by Section 5.3(a); or

(2)           The Company’s receipt of invoices for specific Expenses to be reimbursed or advanced.

Section 5.6             Time for Payment; Enforcement.  Any indemnification, or payment of Expenses in advance of the final disposition of any Proceeding, shall be made promptly and in any event within 60 days, upon the written request of the Director or Officer entitled to indemnification (the “Indemnified Party”).  The right to indemnification and advance of Expenses hereunder shall be enforceable by the Indemnified Party in any court of competent jurisdiction, if (i) the Company denies such request, in whole or in part, or (ii) no disposition thereof is made within 60 days.  The Indemnified Party’s Expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the Company.

Section 5.7             Indemnification of Employees and Agents.  The Company may indemnify and advance Expenses under this Article to an employee or agent of the Company who is not a Director or Officer to the same extent and subject to the same conditions that a Georgia corporation could, without shareholder approval under Section 14-2-856 of the Code, indemnify and advance Expenses to a Director, or to any lesser extent (or greater extent if permitted by law) determined by the Board of Directors or Chief Executive Officer, in each case consistent with public policy.

Section 5.8             Liability Insurance.  The Company may purchase and maintain insurance on behalf of an individual who is a Director, Officer, employee or agent of the Company or who, while a Director, Officer, employee or agent of the Company, is or was serving at the Company’s request as a director, officer, partner, trustee, employee or agent of another domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan, or other entity against Liability asserted against or incurred by him or her in that capacity or arising from his or her status as a Director, Officer, employee, or agent, whether or not the corporation would have power to indemnify or advance Expenses to him or her against the same Liability under this Article or the Code.

Section 5.9             Witness Fees.  Nothing in this Article shall limit the Company’s power to pay or reimburse Expenses incurred by a person in connection with his or her appearance as a witness in a Proceeding at a time when he or she is not a Party.

Section 5.10           Report to Shareholders.  To the extent and in the manner required by the Code from time to time, if the Company indemnifies or advances Expenses to a Director or Officer in connection with a Proceeding by or in the right of the Company, the Company shall report the indemnification or advance to the Shareholders.

Section 5.11           No Duplication of Payments; Nonexclusive.  The Company shall not be liable under this Article to make any payment to a person hereunder to the extent such person has otherwise actually received payment (under any insurance policy, agreement or otherwise) of the amounts otherwise payable hereunder.  The rights of a Director or Officer hereunder shall be in addition to any other rights with respect to indemnification, advancement of expenses or otherwise that he or she may have under contract or the Code or otherwise.

Section 5.12           Subrogation.  In the event of payment under this Article, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

Section 5.13           Contract Rights.  The right to indemnification and advancement of Expenses conferred hereunder to Directors and Officers shall be a contract right and shall not be affected adversely to any Director or Officer by any amendment of these Bylaws with respect to any action or inaction occurring prior to such amendment; provided, however, that this provision shall not confer upon any indemnitee or potential indemnitee (in his or her capacity as such) the right to consent or object to any subsequent amendment of these Bylaws.

Section 5.14           Amendments.  It is the intent of the Company to indemnify and advance Expenses to its Directors and Officers to the full extent permitted by the Code, as amended from time to time.  To the extent that the Code is hereafter amended to permit a Georgia business corporation to provide to its directors or officers greater rights to indemnification or advancement of Expenses than those specifically set forth hereinabove, this Article shall be deemed amended to require such greater indemnification or more liberal advancement of Expenses to the Company’s Directors and Officers, in each case consistent with the Code as so amended from time to time.  No amendment, modification or rescission of this Article, or any provision hereof, the effect of which would diminish the rights to indemnification or advancement of Expenses as set forth herein shall be effective as to any person with respect to any action taken or omitted by such person prior to such amendment, modification or rescission.

ARTICLE SIX

CAPITAL STOCK

Section 6.1             Issue of Certificates and Uncertificated Stock.  Shares of the capital stock of the Company shall be represented by certificates or uncertificated and shall be in such forms as shall be approved by the Board of Directors.  Each shareholder shall be entitled to a certificate for shares of stock under the seal of the Company.Share certificates shall be numbered consecutively, shall be in registered form, shall indicate the date of issuance, the name of the Company and that it is organized under the laws of the State of Georgia, the name of the Shareholder, and the number and class of shares and the designation of the series, if any, represented by the certificate.  Each certificate shall be signed by the Chairman of the Board, the Chief Executive Officer or a Vice President and also by the Secretary or may be signed with the facsimile signatures of the Chairman of the Board, the Chief Executive Officer or a Vice President and of the Secretary, and in all cases a stock certificate signed in facsimile must also be countersigned by the transfer agent for the stock.  The corporate seal need not be affixed.

Section 6.2  Transfer of Stock.    The Board of Directors shall have authority to appoint a transfer agent and/or a registrar for the shares of its capital stock, and to empower them or either of them in such manner and to such extent as it may deem best, and to remove such agent or agents from time to time, and to appoint another agent or other agents.  Transfers of shares shall be made upon the transfer books of the Company, kept at the office of the transfer agent designated to transfer the shares, only upon direction of the registered owner, or by an attorney lawfully constituted in writing.  With respect to certificated shares, before a new certificate is issued, the old certificate shall be surrendered for cancellation or, in the case of a certificate alleged to have been lost, stolen, or destroyed, the requirements of Section 6.5 of these Bylaws shall have been met.  Upon transfer of uncertificated shares, the record of such person’s stock shall be cancelled and shares shall be transferred to the person entitled thereto upon the issuance of a certificate or electronic transfer of such shares.  Transfer of shares shall be in accordance with such reasonable rules and regulations as may be made from time to time by the Board of Directors.

Section 6.3             Duty of Company to Register Transfer.  Notwithstanding any of the provisions of Section 6.2 of these Bylaws, the Company is under a duty to register the transfer of its shares only if:

(a)           the certificate or transfer instruction is endorsed by the appropriate person or persons; and

(b)           reasonable assurance is given that the endorsement or affidavit is genuine and effective; and

(c)           the Company either has no duty to inquire into adverse claims or has discharged that duty; and

(d)           the requirements of any applicable law relating to the collection of taxes have been met; and

(e)           the transfer in fact is rightful or is to a bona fide purchaser.

Section 6.4             Lost, Stolen or Destroyed Certificates.  Any person claiming a share certificate to be lost, stolen or destroyed shall make an affidavit or affirmation of the fact in the manner required by the Company and, if the Company requires, shall give the Company a bond of indemnity in form and amount, and with one or more sureties satisfactory to the Company, as the Company may require, whereupon an appropriate new certificate may be issued in lieu of the one alleged to have been lost, stolen or destroyed.

Section 6.5             Authorization to Issue Shares and Regulations Regarding Transfer and Registration.  The Board of Directors, the Executive Committee and any other committee of the Board of Directors so authorized by it shall have power and authority to issue shares of capital stock of the Company and to make all such rules and regulations as, respectively, they may deem expedient concerning the transfer and registration of shares of the capital stock of the Company.

Section 6.6             Authorization or Declaration of Distributions or Dividends.  Unless the Articles of Incorporation provide otherwise, the Board of Directors from time to time in its discretion may authorize or declare distributions or share dividends in accordance with the Code.

Section 6.7             Record Date with Regard to Distributions and Share Dividends.  For the purpose of determining Shareholders entitled to a distribution (other than one involving a purchase, redemption, or other reacquisition of the Company’s shares) or a share dividend, the Board of Directors may fix a date as the record date.  If no record date is fixed by the Board of Directors, the record date shall be determined in accordance with the provisions of the Code.

ARTICLE SEVEN

DEPOSITORIES AND SIGNATURE

Section 7.1             Depositories.  All funds of the Company shall be deposited in the name of the Company in such bank, banks, or other financial institutions and depositories as the Board of Directors may from time to time designate and shall be drawn out on checks, drafts or other orders signed on behalf of the Company by such person or persons as the Board of Directors may from time to time designate.

Section 7.2             Execution of Instruments.  All bills, notes, drafts and checks, and other instruments for the payment of money, all agreements, indentures, guaranties, indemnities, mortgages, deeds, conveyances, transfers, certificates, declarations, receipts, discharges, releases, satisfactions, petitions, schedules, accounts, affidavits, bonds, undertakings, proxies, powers of attorney, and other instruments or documents may be signed, executed, acknowledged, verified, delivered, or accepted on behalf of the Company by the Chairman of the Board, Chief Executive Officer, Corporate Vice President, Vice President, the Secretary or the Treasurer.  Any such instruments may also be signed, executed, acknowledged, verified, delivered or accepted on behalf of the Company in such manner and by such other officers, employees or agents of the Company as the Board of Directors may from time to time direct.

ARTICLE EIGHT

MISCELLANEOUS

Section 8.1             Corporate Seal.  The corporate seal of the Company shall be in such form as the Board of Directors may from time to time determine.  If at any time it is inconvenient to use the corporate seal of the Company, the signature or name of the Company followed by or used in conjunction with the words “Corporate Seal” or “Seal” or words of similar import shall be deemed the seal of the Company.

Section 8.2             Inspection of Books and Records.  The Board of Directors shall have power to determine which accounts, books and records of the Company shall be opened to the inspection of Shareholders, except those as may by law specifically be made open to inspection, and shall have power to fix reasonable rules and regulations not in conflict with the applicable law for the inspection of accounts, books and records which by law or by determination of the Board of Directors shall be open to inspection.  Without the prior approval of the Board of Directors in its discretion, the right of inspection set forth in Section 14-2-1602(c) of the Code shall not be available to any Shareholder owning two percent or less of the shares outstanding.

Section 8.3             Conflict with Articles of Incorporation or Code.  To the extent that any provision of these Bylaws conflicts with any provision of the Articles of Incorporation, such provision of the Articles of Incorporation shall govern.  To the extent that any provision of these Bylaws conflicts with any non-discretionary provision of the Code, such provision of the Code shall govern.

Section 8.4             Severability.  In the event that any of the provisions of these Bylaws (including any provision within a single section, subsection, division or sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, the remaining provisions of these Bylaws shall remain enforceable to the fullest extent permitted by law.

ARTICLE NINE

AMENDMENTS

Section 9.1             Amendments.  Subject, in each case, to the Articles of Incorporation:

(a)           the Board of Directors shall have power to alter, amend or repeal these Bylaws or adopt new Bylaws; and

(b)           any Bylaws adopted by the Board of Directors may be altered, amended or repealed, and new Bylaws may be adopted, by the Shareholders, as provided by the Code; and

(c)           Articles Ten and Eleven of these Bylaws shall be amended only in the manner provided by relevant provisions of the Code.

ARTICLE TEN

FAIR PRICE REQUIREMENTS

Section 10.1           Fair Price Requirements.  All of the requirements of Article 11, Part 2, of the Code, included in Sections 14-2-1110 through 1113 (and any successor provisions thereto), shall be applicable to the Company in connection with any business combination, as defined therein, with any interested shareholder, as defined therein.

ARTICLE ELEVEN

BUSINESS COMBINATIONS

Section 11.1           Business Combinations.  All of the requirements of Article 11, Part 3, of the Code, included in Sections 14-2-1131 through 1133 (and any successor provisions thereto), shall be applicable to the Company in connection with any business combination, as defined therein, with any interested shareholder, as defined therein.

ARTICLE TWELVE

EMERGENCY BYLAWS

Section 12.1           Emergency Bylaws.  This Article shall  be operative during an emergency resulting from some catastrophic event as referred to in Section 14-2-303 of the Code that prevents a quorum of the Board of Directors or any committee thereof from being readily assembled (an “emergency”), notwithstanding any different or conflicting provisions set forth elsewhere in these Bylaws or in the Articles of Incorporation.  To the extent not inconsistent with the provisions of this Article, the Bylaws set forth elsewhere herein and the provisions of the Articles of Incorporation shall remain in effect during such emergency and upon termination of such emergency, the provisions of this Article shall cease to be operative.

Section 12.2           Meetings. During an emergency, a meeting of the Board of Directors or any committee thereof may be called by any Director, or by the Chief Executive Officer, any Corporate Vice President, the Corporate Secretary or the

Treasurer (the “Designated Officers”) of the Company.  Notice of the time and place of the meeting shall be given by any available means of communication by the person calling the meeting to such of the Directors and/or Designated Officers as may be feasible to reach.  Such notice shall be given at such time in advance of the meeting as, in the judgment of the person calling the meeting, circumstances permit.

Section 12.3           Quorum.  At any meeting of the Board of Directors or any committee thereof called in accordance with this Article, the presence or participation of two Directors, one Director and a Designated Officer, or two Designated Officers shall constitute a quorum for the transaction of business.

Section 12.4           Bylaws.  At any meeting called in accordance with this Article, the Board of Directors or committee thereof, as the case may be, may modify, amend or add to the provisions of this Article so as to make any provision that may be practical or necessary for the circumstance of the emergency.

Section 12.5           Liability.  Corporate action taken in good faith in accordance with the emergency bylaws may not be used to impose liability on a Director, officer, employee or agent of the Company.

Section 12.6           Repeal or Change.  The provisions of this Article shall be subject to repeal or change by further action of the Board of Directors or by action of shareholders, but no such repeal or change shall modify the provisions of the immediately preceding section of this Article with regard to action taken prior to the time of such repeal or change.

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